股权质押协议

Equity Interest Pledge Agreement

本股权质押协议（下称“本协议”） 由下列各方于2012年10月16日在中华人民共和国（下称“中国”）河北省石家庄市签订：

This Equity Interest Pledge Agreement ("this Agreement") has been executed by and among the following parties on October 16, 2012 in the city of Shijiazhuang, Hebei Province, the People’s Republic of China (the "China"):

甲方(“质权人”)：	河北环渤海旅游开发有限公司
Party A (“Pledgee”):	Hebei Circum-Bohai Sea Tourism Development Co., Ltd

乙方：（“出质人”），

河北省环渤海湾经济技术集团有限公司持有 10%股份, 朱凤祥 持有25%股份, 王小朋持有 65%股份

Party B: ("Pledgor"),

Hebei Circum-Bohai Bay Economy and Technology Group Co., Ltd. (holds 10% of total equity interest of Party C), Fengxiang Zhu (holds 25% of total equity interest of Party C), Xiaopeng Wang(holds 65% of total equity interest of Party C)

丙方：

河北省环渤海湾旅游开发股份有限公司

Party C:

Hebei Province Circum-Bohai Bay Tourism Development Share Co., Ltd.

在本协议中，质权人、出质人和丙方以下各称“一方”，合称“各方”。

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

鉴于：

Whereas:

1．	出质人拥有丙方100%股权。丙方是一家在中国注册成立的有限责任公司。丙方有意在此确认出质人和质权人在本协议下的权利和义务并提供必要的协助向有关政府部门登记该质权；

Pledgors hold collectively all of the equity interest in Party C. Party C is a limited liability company registered in China. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge with the competent governmental authorities;

2．	质权人是一家在中国注册的中外合资企业。质权人与出质人拥有全部股权的丙方已于本协议日签订了一份《独家业务合作和管理协议》；

Pledgee is a foreign joint venture enterprise registered in China. Pledgee and Party C wholly owned by Pledgor have executed an Exclusive Business Cooperation and Management Agreement on the date of this Agreement;

3．	为了保证丙方履行独家业务合作协议项下的义务，按照约定向质权人支付咨询和服务费等到期款项，出质人以其现在和将来在丙方中拥有的全部股权（无论将来股权比例是否发生变化）向质权人就业务合作协议项下丙方的付款义务做出质押担保。

To ensure that Party C fully performs its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to the Pledgee when the same becomes due, Pledgor hereby pledges to the Pledgee all of the equity interest he now and in the future holds in Party C (whether the percentage of the equity interest is changed or not in the future) as security for payment of the consulting and service fees by Party C under the Business Cooperation Agreement.

为了履行业务合作协议的条款，各方商定按照以下条款签订本协议。

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	定义

Definitions

除非本协议另有规定，下列词语含义为：

Unless otherwise provided herein, the terms below shall have the following meanings:

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1.1	质权：指出质人根据本协议给予质权人的担保物权，即指质权人所享有的，以出质人质押给质权人的股权折价或拍卖、变卖该股权的价款优先受偿的权利。

Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	股权：指出质人现在和将来合法持有的其在丙方的全部股权权益（无论将来股权比例是否发生变化）。

Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgor in Party C (whether the percentage of the equity interest is changed or not in the future).

1.3	业务合作协议：指丙方与质权人于本协议日签订的《独家业务合作和管理协议》（附件3）。

Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on the date of this Agreement (the Attachment 3).

2.	质权

The Pledge

作为丙方按时和全额支付业务合作协议项下质权人应得的任何或全部的款项，包括但不限于业务合作协议中规定的咨询和服务费的担保（无论该等费用的到期应付是由于到期日的到来、提前收款的要求或其它原因），出质人特此将其现有或今后拥有的丙方的全部股权权益质押给质权人。

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor's right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.	出质人的声明和保证

Representations and Warranties of Pledgor

3.1	出质人是股权的合法所有人。

Pledgors are the legal and beneficial owners of the Equity Interest.

3.2	质权人有权以本协议规定的方式处分并转让股权。

Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

3.3	本合同一经签署即构成对出质人合法有效并具约束力的义务。

Upon execution, this Agreement shall constitute the Pledgor’s legal, valid and binding obligations in accordance with the provisions herein.

3.4	除本质权之外，出质人未在股权上设置任何其他质押权利或其他担保权益。

Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

3.5	不存在与股权相关的未决的争议或诉讼。

There is no pending disputation or litigation proceeding related to the Equity Interest.

4.	出质人的承诺和确认

Covenants and Further Agreements of Pledgor

5.1	在本协议存续期间，出质人向质权人承诺，出质人将：

Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

4.1.1	除履行由出质人与质权人、丙方于本协议签署日签订的《独家购买权合同》外，未经质权人事先书面同意，不得转让股权，不得在股权上设立或允许存在任何担保或其他债务负担或以任何其他方式处置股权；

not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, or disposal of the Equity Interest in any other means, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, the Pledgee and Party C on the execution date of this Agreement;

4.1.2	将任何可能导致对出质人股权或其任何部分的权利产生影响的事件或收到的通知，以及可能改变出质人在本协议中的任何保证、义务或对出质人履行其在本协议中义务可能产生影响的任何事件或收到的通知及时通知质权人。

promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

4.2	出质人同意，质权人按本协议条款取得的对质权享有的权利，不应受到出质人或出质人的继承人或出质人之委托人或任何其他人通过法律程序的中断或妨害。

Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

5.	违约事件

Event of Breach

5.1	下列事项均被视为违约事件：

The following circumstances shall be deemed Event of Default:

5.1.1	丙方未能按期、完整履行任何业务合作协议项下责任，包括但不限于丙方未能按期足额支付业务合作协议项下的应付的咨询服务费等费用或有违反该协议其他义务的行为；

Party C fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation failure to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

5.1.2	出质人或丙方实质违反本协议的任何条款；

Pledgor or Party C has committed a material breach of any provisions of this Agreement;

6.	质权的行使

Exercise of Pledge

6.1	在业务合作协议所述的咨询服务费等费用未全部偿还前，未经质权人书面同意，出质人不得转让本质权和其拥有的丙方股权。

Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee's written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

6.2	在质权人行使其质押权利时，质权人可以向出质人发出书面违约通知。

Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

6.3	质权人决定行使处分质权的权利时，出质人即不再拥有任何与股权有关的权利和利益。

Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

6.4	在违约时，根据中国有关法律的规定，质权人有权按照法定程序处置质押股权。仅在中国法律允许的范围内，对于处置的所得，质权人无需给付出质人；出质人特此放弃其可能有的能向质权人要求任何质押股权处置所得的权利；同样，出质人对质权人在该股权处置后的亏空也不承担任何义务。

In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged in accordance with applicable PRC laws. Only to the extent permitted under applicable PRC laws, Pledgee has no obligation to account to Pledgor for proceeds of disposition of the Equity Interest, and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee; Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

7.	转让

Assignment

7.1	除非经质权人事先同意，出质人无权赠予或转让其在本协议项下的权利义务。

Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

7.2	本协议对出质人及其继任人和经许可的受让人均有约束力，并且对质权人及每一继任人和受让人有效。

This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

8.	终止

Termination

在业务合作协议项下的咨询服务费等费用偿还完毕，并且丙方不再承担业务合作协议项下的任何义务之后，本协议终止，并且在尽早合理可行的时间内，质权人应取消或解除本协议。

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C's obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

9.	适用法律和争议的解决

Governing Law and Resolution of Disputes

9.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

9.2	因解释和履行本协议而发生的任何争议，本协议各方应首先通过友好协商的方式加以解决。如果在一方向其他方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给石家庄仲裁委员，由该会按照其规则仲裁解决。仲裁应在石家庄进行，使用之语言为中文。仲裁裁决是终局性的，对各方均有约束力。

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shijiazhuang Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Shijiazhuang, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

9.3	因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议各方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

10.	通知

Notices

10.1	本协议项下要求或发出的所有通知和其他通信应通过专人递送、挂号邮寄、邮资预付或商业快递服务或传真的方式发到该方下列地址。每一通知还应再以电子邮件送达。该等通知视为有效送达的日期按如下方式确定：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

10.2	通知如果是以专人递送、快递服务或挂号邮寄、邮资预付发出的，则以于设定为通知的地址在发送或拒收之日为有效送达日。

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

10.3	通知如果是以传真发出的，则以成功传送之日为有效送达日（应以自动生成的传送确认信息为证）。

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

11.	分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望&# 30340;最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	附件

Attachments

本协议所列附件，为本协议不可分割的组成部分。

The attachments set forth herein shall be an integral part of this Agreement.

13.	生效

Effectiveness

13.1	本协议的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。

Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

13.2	本协议以中文和英文书就，一式三份，质权人、出质人和丙方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in Chinese and English in three copies. Pledgor, Pledgee and Party C shall hold one copy respectively.  Each copy of this Agreement shall have equal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本股权质押协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

甲方(“质权人”)：	河北环渤海旅游开发有限公司
Party A (“Pledgee”):	Hebei Circum-Bohai Sea Tourism Development Co., Ltd

签署（Sign）：	陈荣光 Chin Yung Kong
法定代表人Legal Representative

乙方：（“出质人”）:

河北省环渤海湾经济技术集团有限公司持有 10%股份, 朱凤祥 持有25%股份,持有 65%股份

Party B: ("Pledgor"):

Hebei Circum-Bohai Bay Economy and Technology Group Co., Ltd. (holds 10% of total equity interest of Party C), Fengxiang Zhu (holds 25% of total equity interest of Party C), Xiaopeng Wang(holds 65% of total equity interest of Party C)

签署（Sign）：	河北省环渤海湾经济技术集团有限公司 Hebei Circum-Bohai Bay Economy and Technology Group Co., Ltd.
法定代表人Legal Representative
签署（Sign）：	朱凤祥Fengxiang Zhu

签署（Sign）：	王小朋Xiaopeng Wang

丙方：

河北省环渤海湾旅游开发股份有限公司

Party C:

Hebei Province Circum-Bohai Bay Tourism Development Share Co., Ltd.

签署（Sign）：	王小朋 Xiaopeng Wang
法定代表人Legal Representative

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